                                                                     EXHIBIT 4.2

                                                                       EXHIBIT B
                                                                   TO SECURITIES
                                                              PURCHASE AGREEMENT


--------------------------------------------------------------------------------



                                     FORM OF

                             STOCKHOLDERS AGREEMENT



                                      AMONG



                           LYONDELL CHEMICAL COMPANY,



                                       AND

                                THE STOCKHOLDERS

                                AS DEFINED HEREIN



                                 ________, 2002



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                               Page
SECTION 1 TERM .................................................................  1
    1.1    Term ................................................................  1
    1.2    Effect of Termination ...............................................  1

SECTION 2 STANDSTILL ...........................................................  2
    2.1    Standstill ..........................................................  2
    2.2    Exceptions ..........................................................  3

SECTION 3 VOTING PROVISIONS; BOARD APPOINTMENTS; GOVERNANCE
            MATTERS ............................................................  4
    3.1    Voting Agreement ....................................................  4
    3.2    Proxies and Voting Agreements .......................................  4
    3.3    Board Appointments ..................................................  4
    3.4    Conversion of Shares of Series B Common Stock into Shares of Original
            Common Stock .......................................................  5
    3.5    Number of Authorized Shares of Series B Common Stock ................  6

SECTION 4 TRANSFERS ............................................................  6
    4.1    Transfers ...........................................................  6
    4.2    Compliance Certificate; Adoption Agreement ..........................  7
    4.3    Invalid Transfers ...................................................  7
    4.4    Compliance with Securities Laws .....................................  8
    4.5    Restrictive Legends .................................................  8

SECTION 5 REGISTRATION RIGHTS; ADJUSTMENTS ..................................... 10
    5.1    Registration Rights ................................................. 10
    5.2    Adjustments ......................................................... 10

SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS ................... 11
    6.1    Organization. ....................................................... 11
    6.2    Corporate Power and Authority ....................................... 11
    6.3    Binding Effect ...................................................... 11
    6.4    Ownership ........................................................... 11
    6.5    Total Shares ........................................................ 11
    6.6    Finder's Fees ....................................................... 12
    6.7    Investment .......................................................... 12
    6.8    Investigation; No General Solicitation .............................. 12
    6.9    Sophistication and Financial Condition of Stockholder ............... 12
    6.10   Status of Subject Securities ........................................ 13
    6.11   Government Consent .................................................. 13

SECTION 7 MISCELLANEOUS ........................................................ 13
    7.1    Successors and Assigns .............................................. 13

    7.2    Certain Events ................................................... 13
    7.3    Benefits of Agreement Restricted to Parties ...................... 13
    7.4    Notices .......................................................... 13
    7.5    Severability ..................................................... 14
    7.6    Construction ..................................................... 15
    7.7    Entire Agreement ................................................. 15
    7.8    Counterparts ..................................................... 15
    7.9    Governing Law .................................................... 15
    7.10   Transaction Costs ................................................ 15
    7.11   Amendment ........................................................ 15
    7.12   Specific Performance ............................................. 16
    7.13   Jurisdiction; Consent to Service of Process; Waiver .............. 16
    7.14   Waiver of Jury Trial ............................................. 16
    7.15   Further Assurances ............................................... 16
    7.16   Powers of Attorney ............................................... 17

APPENDIX

Appendix A    Definitions

EXHIBITS:

Exhibit A     Compliance Certificate
Exhibit B     Form of Adoption Agreement
Exhibit C     Form of Adoption Agreement - Wholly Owned Subsidiaries

                             STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of ____ __, 2002, is entered into by and among Lyondell Chemical Company, a Delaware corporation, and the Stockholders.

          The definitions of capitalized terms used in this Agreement are set forth in Appendix A.

                                    RECITALS

          WHEREAS, Lyondell Chemical Company and Occidental Chemical Holding Corporation, a California corporation ("OCHC"), entered into a Securities Purchase Agreement dated as of July 8, 2002 (the "Securities Purchase Agreement"), governing the sale by the Company to OCHC of Series B Common Stock, Warrants and contingent consideration;

          WHEREAS, as required by the terms of the Securities Purchase Agreement, each Stockholder agrees for the benefit of the Company as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

                                   SECTION 1

                                      TERM

          1.1 Term. This Agreement is effective as of the date hereof until the Termination Date. "Termination Date" means, (i) as to Occidental and its Wholly Owned Affiliates, the date Occidental and its Wholly Owned Affiliates beneficially own in the aggregate, directly or indirectly, less than [16] million shares of Common Stock (excluding for purposes of this Section 1.1, shares to be issued to OCHC or its Subsidiaries upon exercise of a Warrant) and
(ii) as to a transferee that is not a Wholly Owned Affiliate of OCHC, the date such transferee and its Affiliates beneficially own in the aggregate, directly or indirectly, less than 5 million shares of Common Stock.

          1.2 Effect of Termination. From and after the Termination Date for a Stockholder, this Agreement shall become null and void and of no further force and effect except for the provisions of Sections 1.2, 4.4, 4.5 and 7 (except Sections 7.15 and 7.16), which shall survive the Termination Date for such Stockholder. Nothing in this Section 1.2 shall be deemed to release any Party from any liability for its breach of the terms, conditions and restrictions of this Agreement before the Termination Date for such Stockholder.

                                   SECTION 2

                                   STANDSTILL

          2.1 Standstill. Occidental agrees that neither it nor any of its Wholly Owned Affiliates, and each Stockholder (other than Occidental and its Wholly Owned Affiliates) agrees that neither it nor any of its Affiliates, shall:

          (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities of the Company, whether such agreement or proposal is made with or to the Company or a third party;

          (b) make any unsolicited inquiry, proposal or offer to enter into, directly or indirectly, any sale of all or substantially all assets or property of the Company, merger or other similar business combination involving the Company;

          (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities of the Company;

          (d) except, in the case of Occidental and its Wholly Owned Affiliates, for (i) participation by Dr. Ray Irani and/or Stephen I. Chazen on the Board of Directors and (ii) subject to Section 3.1, voting in matters presented by the Company for a stockholder vote, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company;

          (e) except, in the case of Occidental and its Wholly Owned Affiliates, for (i) participation by Dr. Ray Irani and/or Stephen I. Chazen on the Board of Directors and (ii) subject to Section 3.1, voting in matters presented by the Company for a stockholder vote, otherwise act, alone or in concert with others, seek to control or influence the management, Board of Directors or policies of the Company;

          (f) except, in the case of Occidental and its Wholly Owned Affiliates, for (i) participation by Dr. Ray Irani and/or Stephen I. Chazen on the Board of Directors and (ii) subject to Section 3.1, voting in matters presented by the Company for a stockholder vote, take any action which might reasonably be expected to require the Company to make a public announcement regarding the possibility of a merger or other similar business combination of the Company;

          (g) except as expressly provided in Section 3.3, seek election to or seek to place a representative on the Board of Directors of the Company or any of its Affiliates or seek the removal of any member of the Board of Directors of the Company or any of its Subsidiaries;

          (h) initiate, solicit (or participate in a solicitation) or propose the approval of one or more stockholder proposals with respect to the Company or any of its Subsidiaries or induce or encourage or attempt to induce or encourage any other Person to initiate any such stockholder proposal;

          (i) request the Company to, or seek to cause the Company (or its Board of Directors) to, call any meeting of the stockholders of the Company or any of its Subsidiaries;

          (j) initiate any written consent of the stockholders of the Company or sign any written consent of the stockholders of the Company or otherwise take any action by any such written consent unless requested to do so by the Board of Directors;

          (k) grant or agree to grant any proxy or other voting power to any Person other than the Company or other Persons designated by the Company to vote at any meeting of the stockholders of the Company, or deposit any Voting Securities of the Company in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

          (l) disclose any intention, plan or arrangement inconsistent with the foregoing;

          (m) except, in the case of Occidental and its Wholly Owned Affiliates, for (i) participation by Dr. Ray Irani and/or Stephen I. Chazen on the Board of Directors and (ii) subject to Section 3.1, voting in matters presented by the Company for a stockholder vote, advise, facilitate, encourage, provide assistance (including financial assistance) to or hold discussions with any other Persons in connection with any of the foregoing; or

          (n) request a waiver, modification or amendment by the Board of Directors of any of the foregoing restrictions.

          2.2 Exceptions. Notwithstanding Section 2.1:

          (a) Occidental and its Wholly Owned Affiliates may, by notice to the Company, suspend the provisions of Section 2.1 at any time within 30 calendar days after the commencement of a bona fide tender offer or exchange offer for outstanding shares of Common Stock of the Company that
     (i) is made by a Person other than the Company or a controlled Affiliate of the Company, (ii) is not made pursuant to an agreement between the offeror and the Company and (iii) to the extent the consideration offered is cash, contains commitments for or evidence of financing sufficient to pay the entire cash purchase price; provided, however, that any such suspension shall apply only with respect to actions commenced by Occidental and its Wholly Owned Affiliates prior to the time the tender or exchange offer of such other Person is abandoned or terminated or fails to satisfy clause
     (i), (ii) or (iii) above.

          (b) Section 2.1 shall not be applicable to the purchase, directly or indirectly, by Occidental and its Wholly Owned Affiliates of up to 320,000 shares of Original Common Stock in the open market during any Calendar Quarter ending after the date hereof so long as after giving effect to such purchase, Occidental and its Wholly Owned Affiliates will beneficially own in the aggregate, directly or indirectly, a lower ownership percentage in the Company than the Occidental Rights Trigger Amount (as defined in the Securities Purchase Agreement). Occidental hereby agrees, and shall cause its Wholly Owned Affiliates, to promptly notify the Company of the purchase of any such shares.

          (c) Section 2.1 shall not be applicable to the exercise of the Warrant or the issuance and delivery by the Company to a Stockholder of (i) PIK Shares, (ii) Conversion Shares, (iii) Contingent Shares, (iv) Warrant Shares, (v) Net Payment Shares or (vi) the Initial Shares.

                                   SECTION 3

            VOTING PROVISIONS; BOARD APPOINTMENTS; GOVERNANCE MATTERS

          3.1 Voting Agreement. Occidental agrees, and shall cause its Wholly Owned Affiliates to agree, and each Stockholder (other than Occidental and its Wholly Owned Affiliates) agrees, and shall cause its Affiliates to agree, that until the Termination Date for such Stockholder, each share of each class of Voting Securities of the Company beneficially owned, directly or indirectly, by such Stockholder and its Affiliates shall be "present" for the taking of any Stockholder action and voted "for" the nominees to the Board of Directors proposed by the Continuing Directors. The provisions of this Section 3.1 shall apply to both the casting of votes at a general or special meeting of stockholders of the Company and any execution of stockholder action by written consent. Each Stockholder agrees and shall, and shall cause its Affiliates to
(i) execute and deliver to the Secretary of the Company not later than 20 calendar days prior to the date of any general meeting of stockholders of the Company a proxy (in such form as provided by and on behalf of the Board of Directors) representing all Voting Securities of the Company beneficially owned, directly or indirectly, by such Stockholder and its Affiliates voted in accordance with the provisions of this Section 3.1 and (ii) take similar or analogous action with respect to a request for written consents from Stockholders of the Company.

          3.2 Proxies and Voting Agreements. Each Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section
3.1. Except as contemplated hereby, no Stockholder shall, directly or indirectly, grant any proxies or powers of attorney, deposit, or enter into a voting agreement with respect to, any Voting Securities of the Company with respect to matters set forth in Section 3.1.

          3.3 Board Appointments.

          (a) The Company shall exercise all authority under applicable law to cause Dr. Ray Irani and Stephen I. Chazen to be appointed as directors of the Company effective as of the date hereof. The Parties agree that if either such individual is at any time unable, unwilling or not qualified to serve as a director of the Company, neither

     Occidental, its Subsidiaries nor any other Person shall have the right to name a substitute or to require that a different individual be appointed to the Board of Directors.

          (b) The Company shall exercise all authority under applicable law to cause any slate of directors presented to the stockholders of the Company for election to the Board of Directors to include both Dr. Ray Irani and Stephen I. Chazen, so long as they are qualified to serve, until Occidental and its Subsidiaries beneficially own in the aggregate, directly or indirectly, less than [32] million shares of Common Stock (excluding for purposes of this Section 3.3(b), shares to be issued to OCHC or its Wholly Owned Affiliates upon exercise of a Warrant), from which time until the Termination Date for Occidental and its Wholly Owned Affiliates only one of such individuals (to be determined in the sole discretion of the Company) shall be entitled to a seat on the Board of Directors.

          3.4 Conversion of Shares of Series B Common Stock into Shares of Original Common Stock.

          (a) Occidental agrees, and shall cause its Wholly Owned Affiliates to agree, and each Stockholder (other than Occidental and its Wholly Owned Affiliates) agrees, and shall cause its Affiliates to agree, that, notwithstanding the terms of conversion set forth in Article IV, Section II(6)(a) of the Amended and Restated Certificate, any shares of Series B Common Stock beneficially owned by a Stockholder that are Initial Shares, Net Payment Shares, Contingent Shares or PIK Shares may be converted into shares of Original Common Stock at the option of a Stockholder only at any time:

              (i)   after ___________, 2005/1/;

              (ii) after ____________, 2004/2/, but only if the Company would be entitled, without breach or violation of any of the covenants in the indentures and other agreements governing its indebtedness outstanding at such time (and without reliance on Section 4.07(b)(xv) of the Indenture dated as of May 17, 1999 between the Company and The Bank of New York, as Trustee, relating to the Company's Senior Secured Notes 2007 or any like provision of any other indenture to which the Company is a party), to pay, immediately after conversion of the outstanding shares of Series B Common Stock proposed to be converted, cash dividends on the shares of Series B Common Stock to be converted at the same rate per share as the Company paid on its outstanding shares of Original Common Stock on the last dividend payment date immediately preceding such time, all as reasonably determined in good faith by the Company;

              (iii) with the prior written consent of the Company, pursuant to action by the Board of Directors; or

--------------------
1 The date that is the third anniversary of the first issuance of Series B Common Stock will be inserted.
2 The date that is the second anniversary of the first issuance of Series B Common Stock will be inserted.

              (iv) following an acquisition by any person of a majority of the outstanding Voting Securities of the Company in a transaction not approved by the Board of Directors.

          (b) If the timing of the conversion so requires, then, in addition to the items set forth in Article IV, Section 6(c)(i) of the Amended and Restated Certificate, each share of Series B Common Stock submitted to the Company for conversion shall also be accompanied by a certified copy of the resolutions of the Board of Directors consenting to the conversion or stating that the conditions for conversion set forth in this Section 3.4 have been satisfied. If OCHC or its Wholly Owned Affiliate request conversion of one or more shares of Series B Common Stock and the timing of such conversion requires a certified copy of resolutions of the Board of Directors consenting to such conversion or stating that the conditions for conversion set forth in this Section 3.4 have been satisfied, the Board of Directors shall promptly consider such conversion and provide OCHC or its Wholly Owned Affiliate, as applicable, with certified resolutions reflecting the results of such consideration.

          (c) From the date hereof until the date OCHC and its Wholly Owned Affiliates cease to beneficially own in the aggregate, directly or indirectly, shares of Series B Common Stock eligible for conversion pursuant to this Section 3.4 and Article IV, Section 6 of the Amended and Restated Certificate, the Company shall cause the time period commencing with the date a dividend is declared on shares of the Series B Common Stock and the related record date to not exceed sixty calendar days unless otherwise required by applicable law.

          3.5 Number of Authorized Shares of Series B Common Stock. (a) From the date hereof until the Termination Date for OCHC and its Wholly Owned Affiliates, the Company shall not effect an amendment to the Amended and Restated Certificate (whether by merger, consolidation or otherwise) that increases the number of authorized shares of Series B Common Stock without the prior written consent of OCHC.

                                    SECTION 4

                                    TRANSFERS

          4.1 Transfers.

          (a) No Stockholder may Transfer a Subject Security except as permitted by and in accordance with Sections 4.1(b) or 4.1(c).

          (b) A Stockholder may Transfer, subject to applicable laws, Warrant Shares, Conversion Shares, Net Payment Shares (Original) and Contingent Shares (Original) as follows:

              (i) pursuant to a registered public offering in accordance with the terms and conditions of the Registration Rights Agreement (a "Registered Public Offering");

                    (ii) pursuant to Rule 144 of the Securities Act in an unsolicited "broker's transaction" (as defined in Rule 144 of the Securities Act) on a securities exchange in compliance with the volume limitations set forth in Rule 144(e) of the Securities Act (regardless of whether such volume limitations are applicable by law to the transferor Stockholder); or

                    (iii) in connection with a sale of not more than 15 million shares in a single transaction or series of related transactions.

               (c) OCHC may Transfer any Subject Security to any Wholly Owned Affiliate.

               (d) Notwithstanding the restrictions on Transfer set forth in this Section 4.1, a Stockholder may mortgage, pledge, encumber or create or suffer to exist any pledge, lien or encumbrance upon or security interest in ("Pledge") all or part of its Subject Securities to any one or more Approved Lenders; provided that the Pledge shall be evidenced by an instrument, the form of which shall be reasonably satisfactory to the Company, wherein the Approved Lender receiving such Pledge shall agree that in the event it obtains a right of foreclosure on a Stockholder's Subject Securities, such Approved Lender shall (i) assume all of the obligations of such Stockholder hereunder and (ii) be bound by the terms, conditions and restrictions set forth in this Agreement. The term "Pledge" is used herein both as a noun and as a verb. The term "Approved Lender" is used herein to mean any bank, insurance company, investment bank or other financial institution that is regularly engaged in the business of making loans.

               4.2  Compliance Certificate; Adoption Agreement.

               (a) As a condition to the Company's obligation to effect a Transfer permitted under Section 4.1(b), the transferor Stockholder shall execute and deliver a certificate of compliance with Section 4.1(b) in the form of Exhibit A attached hereto or in such other form that is reasonably satisfactory to the Company. In addition, any transferee (other than a QIB) who acquires five million or more Subject Shares pursuant to a Transfer in accordance with Section 4.1(b) and such transferee's ultimate parent entity shall execute an Adoption Agreement in the form of Exhibit B attached hereto or in such other form that is reasonably satisfactory to the Company.

               (b) As a condition to the Company's obligation to effect a Transfer permitted under Section 4.1(c), any transferee of Subject Securities shall execute an Adoption Agreement in the form of Exhibit C attached hereto or in such other form that is reasonably satisfactory to the Company.

               4.3 Invalid Transfers. Any Transfer of Subject Securities contrary to the provisions of this Section 4 shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of such Subject Security Transferred for any purpose (including voting or dividend rights), unless and until the requirements of Sections 4.1, 4.2, 4.4 and 4.5 have been satisfied. No Subject Security shall be transferred on the books of the Company until each of such provisions have been satisfied.

               4.4 Compliance with Securities Laws. No Stockholder shall Transfer its interest in a Subject Security at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of such Subject Security under any such laws or a breach of any undertaking or agreement of a Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, and, except in the case of a Registered Public Offering, the Company shall not be required to transfer upon its books such Subject Security unless prior thereto the Company shall have received an opinion of counsel in form and substance reasonably satisfactory to the Company that such transaction is in compliance with this Section 4.4. This Section 4.4 shall survive termination of this Agreement for the maximum period permitted by applicable law.

               4.5  Restrictive Legends.

               (a) A copy of this Agreement will be filed with the Secretary of the Company and kept with the records of the Company.

               (b) All certificates representing shares of Subject Shares shall bear the following legend noted conspicuously on such certificates:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION AND THAT SUCH REGISTRATION IS NOT REQUIRED.

                    THE SHARES EVIDENCED BY THIS CERTIFICATE ARE
                    SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS

                    ON VOTING PROVIDED FOR IN SUCH STOCKHOLDERS
                    AGREEMENT AND NO VOTE OF SUCH SHARES THAT
                    CONTRAVENES SUCH STOCKHOLDERS AGREEMENT SHALL BE
                    EFFECTIVE.

               (c) All certificates representing Warrants will bear the following legend noted conspicuously on such certificates:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION AND THAT SUCH REGISTRATION IS NOT REQUIRED.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SUCH SECURITIES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT. THE SHARES TO BE ISSUED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN SUCH STOCKHOLDERS AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES SUCH STOCKHOLDERS AGREEMENT SHALL BE EFFECTIVE. A COPY OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

               (d) All certificates representing shares of Original Common Stock acquired by a Stockholder in the open market will bear the following legend noted conspicuously on such certificates:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN A STOCKHOLDERS AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES SUCH STOCKHOLDERS AGREEMENT SHALL BE EFFECTIVE. A COPY OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST OF THE RECORD HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

               (e) Until such time as a Subject Security held by a Stockholder has been registered pursuant to a registration statement under the Securities Act in accordance with the terms and provisions of the Registration Rights Agreement, the certificates representing such Subject Security (including all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

               (f) In the event a Stockholder and/or its Affiliates acquire beneficial ownership, directly or indirectly, of any other or additional securities of the Company, such Stockholder shall, and shall cause its Affiliate, if applicable, to, submit all certificates representing such securities to the Company so that the legend or legends required by this Section 4.5 may be placed thereon.

               (g) The Company may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Subject Securities in order to implement the restrictions set forth in this Section 4.

                                    SECTION 5

                        REGISTRATION RIGHTS; ADJUSTMENTS

               5.1 Registration Rights. The Stockholders shall have such registration rights as are set forth in the Registration Rights Agreement.

               5.2 Adjustments. If the Company at any time during the term of this Agreement subdivides its outstanding Original Common Stock or issues a stock dividend in Original Common Stock, the share amounts referred to in this Agreement shall be proportionately increased. If the Company at any time during the term of this Agreement combines its outstanding Original Common Stock, the share numbers referred to in this Agreement shall be proportionately decreased. Any adjustment made pursuant to this Section 5.2 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                                    SECTION 6

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

               Each Stockholder represents and warrants to the Company that as of the date hereof:

               6.1 Organization. Such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such Stockholder was incorporated or formed.

               6.2 Corporate Power and Authority. Such Stockholder has all requisite corporate power and authority, or power under its constituent documents, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Stockholder of this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Stockholder.

               6.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

               6.4 Ownership. Such Stockholder beneficially owns in the aggregate, directly or indirectly, the amount of securities of the Company set forth next to its name on the signature page hereto, the Stockholder has the sole right to vote such securities, as applicable, and, other than this Agreement, there are no restrictions on rights of disposition or Pledge, charge or other encumbrance or restriction pertaining to such securities. Except as provided herein, none of such securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such securities, and no proxy, power of attorney or other authorization has been granted with respect to any of such securities. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to Transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). Such Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to Voting Securities of the Company (other than this Agreement).

               6.5 Total Shares. The securities of the Company listed next to such Stockholder's name on the signature page hereto are the only securities of the Company beneficially owned in the aggregate, directly or indirectly, by such Stockholder, and, other than the Warrant, such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any additional securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company. No Wholly Owned Affiliate of such Stockholder beneficially owns any securities of the Company (other than a Wholly Owned Affiliate who is also a Party).

          6.6 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from such Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise provided in the Securities Purchase Agreement, if a party thereto.

          6.7 Investment. Such Stockholder is acquiring the Subject Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and has not offered or sold any portion of the Subject Securities to be acquired by it. Such Stockholder acknowledges and understands that investment in the Subject Securities is subject to a high degree of risk and that it must bear the economic risk of its investment for an indefinite period of time because the Subject Securities must be held indefinitely (i) until subsequently registered under the Securities Act and applicable state and other securities laws or (ii) unless an exemption from registration is available which depends upon, among other things, the bona fide nature of such Stockholder's investment intent and the accuracy of such Stockholder's representations as expressed herein. Such Stockholder understands that any transfer agent of the Company will issue stop transfer instructions with respect to the Subject Securities unless such Transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Such Stockholder was not organized for the purpose of acquiring the Subject Securities.

          6.8 Investigation; No General Solicitation. Such Stockholder has received a copy of the Company SEC Reports. Such Stockholder has had a reasonable opportunity to ask questions relating to and otherwise discuss with the Company's management and other parties (i) the terms and conditions of the offering, (ii) the other information set forth in the Company SEC Reports and the Securities Purchase Agreement, if a party thereto, and (iii) this Agreement and the Company's business, management and financial affairs, and such Stockholder has received satisfactory responses to such Stockholder's inquiries. To the extent necessary, such Stockholder has retained, at the expense of such Stockholder, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement, the Securities Purchase Agreement, if a party thereto, and its acquisition of Subject Securities. Such Stockholder has relied only on its own independent investigation and on the representations and warranties of the Company contained herein and in the Securities Purchase Agreement, if a party thereto, before deciding to acquire such Subject Securities.

          6.9 Sophistication and Financial Condition of Stockholder. Such Stockholder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters or its professional advisors have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Subject Securities and to evaluate the merits and risks of its investment and protect its own interest in connection with the acquisition of a Subject Security. Such Stockholder is able to bear the economic risk of this investment regarding the Company, is able to hold the Subject Securities indefinitely and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur.

          6.10 Status of Subject Securities. Such Stockholder has been informed by the Company that the Subject Securities have not been and will not be registered under the Securities Act or under any state securities laws, including Section 25102(f) of the California Corporations Code, except as specifically provided in the Registration Rights Agreement, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Such Stockholder acknowledges that any certificate representing Subject Securities will bear the legend or legends specified in Section 4.5.

          6.11 Government Consent. Except as may be required under the HSR Act and such filings as may be required to be made with the SEC, or under state securities or blue sky laws, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement or the acquisition of the Subject Securities.

                                    SECTION 7

                                  MISCELLANEOUS

          7.1 Successors and Assigns. Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties hereto. No Party may otherwise assign or delegate any of its rights or obligations under this Agreement by operation of law or otherwise (other than as a result of any merger or consolidation) without the prior written consent of the other Parties, which consent shall be in the sole and absolute discretion of such other Parties. Any purported assignment or delegation without such consent shall be void and ineffective.

          7.2 Certain Events. Such Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities and shall be binding upon any person to which beneficial ownership, directly or indirectly, of such Subject Securities shall pass, whether by operation of law or otherwise.

          7.3 Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the Parties, and no other Person (including each Party's employees or stockholders) shall have any right, claim or cause of action under or by virtue of this Agreement.

          7.4 Notices. All notices, requests and other communications (collectively, the "Notices") made pursuant to this Agreement shall be in writing and signed and correctly dated by the Party sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving Party at the applicable address or facsimile number set forth below:

          If to the Company:

                   Lyondell Chemical Company
                   1221 McKinney Street, Suite 700
                   Houston, Texas 77010
                   Attention: Gerald A. O'Brien
                   Telecopy Number:  713-652-4538
                   with a copy to:

                   Baker Botts L.L.P.
                   910 Louisiana Street
                   Houston, Texas  77002
                   Attention:  Stephen A. Massad
                   Telecopy Number:  713-229-1522

                   and

                   Lyondell Chemical Company
                   1221 McKinney Street, Suite 700
                   Houston, Texas 77010
                   Attention: General Counsel
                   Telecopy Number:  713-309-7312

          If to a Person who is a Stockholder on the date hereof:

                   Occidental Petroleum Corporation
                   10889 Wilshire Boulevard
                   Los Angeles, California 90024
                   Attention: General Counsel
                   Telecopy Number: 310-443-6195

                   Occidental Chemical Holding Corporation
                   505 LBJ Freeway
                   Dallas, Texas  75244
                   Attention: General Counsel
                   Telecopy Number: 972-404-4155

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day it is received by the addressee (or, if such Notice is not received during regular business hours of a Business Day, at the beginning of the next such Business Day). The address and facsimile numbers set forth above may be changed by a Party by giving Notice of such change of address or facsimile number in the manner set forth in this Section 7.4.

          7.5 Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If the economic and legal substance of the rights and obligations of the Parties are affected in any materially adverse manner as to any of the Parties and the Parties cannot agree on a lawful substitute provision, the adversely affected Party shall have the right to terminate this Agreement immediately upon notice to the other Parties.

          7.6 Construction. In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any of the Parties had a greater or lesser hand in drafting this Agreement;
(iii) the word "includes" and its syntactic variants mean "includes, but is not limited to" and corresponding syntactic variant expressions; (iv) the plural shall be deemed to include the singular, and vice versa; (v) references in this Agreement to Articles, Sections, Appendices and Exhibits shall be deemed to be references to Articles and Sections of, and Appendices and Exhibits to, this Agreement unless the context shall otherwise require; (vi) all Exhibits and Appendices attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; (vii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (viii) references to a Person are also to its permitted successors and permitted assigns; and (ix) unless otherwise expressly provided, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

          7.7 Entire Agreement. This Agreement together with the Related Securities Agreements sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and merges with and supercedes all prior discussions, agreements and understandings of every kind and nature among them.

          7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

          7.9 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

          7.10 Transaction Costs. Each Party shall be solely responsible for and bear all of its own respective costs, fees and expenses.

          7.11 Amendment. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the Parties. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          7.12 Specific Performance. Each Party agrees that the other Parties would be irreparably damaged if for any reason such Party fails to perform any of such Party's obligations under this Agreement, and that the other Parties would not have an adequate remedy at law for money damages in such event. Accordingly, the other Parties shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such Party. This provision is without prejudice to any other rights that the Parties may have against any other Party for any failure to perform its obligations under this Agreement.

          7.13 Jurisdiction; Consent to Service of Process; Waiver. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY OR ANY DISPUTE UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

          7.14 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.15 Further Assurances. From time to time, at the request of any other Party, each Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement. When and if applicable, each Stockholder shall cooperate with the Company and timely comply with requests for information by the Company which the Company may be required to seek pursuant to Temporary Treasury Regulation Section 1.382-2T(k)(3).

          7.16 Powers of Attorney. For the purpose of executing an Adoption Agreement, each Stockholder hereby appoints the Company as agent and attorney of such Stockholder to execute such Adoption Agreement on their behalf and expressly bind themselves to the Adoption Agreement by the Company's execution of that Adoption Agreement without further action on their part. On the execution of an Adoption Agreement by the Company and any Person, such Person shall be bound by, and shall have the benefit of, all the terms and conditions set out in this Agreement to the same extent as if such Person were a "Stockholder" as defined in this Agreement.

          IN WITNESS WHEREOF, this Stockholders Agreement has been executed on behalf of each of the Parties by their respective officers thereunto duly authorized, effective as of the date first written above.

                                                    LYONDELL CHEMICAL COMPANY


                                                    By:_________________________
                                                       Name:
                                                       Title:

                                  STOCKHOLDERS

                                                      Shares and Warrants Beneficially Owned
                                                                at Time of Execution
                                     ------------------------------------------------------------------------
                                            Original               Series B Common
Stockholder                               Common Stock                  Stock                  Warrants
-----------                          -----------------------     --------------------    ---------------------
                                       (Includes Subject
                                       Shares and shares
                                     acquired in the open
                                             market)
Occidental Chemical Holding
Corporation


By:________________________________  _______________________     ____________________    _____________________
Name:
Title:


Occidental Petroleum Corporation*


By:________________________________  _______________________     ____________________    _____________________
Name:
Title:


*Note: Amounts listed do not include those shares and warrants beneficially owned by OCHC.

                                   APPENDIX A
                                       TO
                             STOCKHOLDERS AGREEMENT

                                   DEFINITIONS

          "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, however, that for purposes of this Agreement neither the Partnership nor any entity controlled by it shall be considered an Affiliate of the Company or of the Purchaser. For purposes of this definition, the term "control" shall have the meaning set forth in 17 CFR
230.405 as in effect on the date hereof.

          "Agreement" shall mean this Stockholders Agreement entered into among the Parties as of the date hereof.

          "Amended and Restated Certificate" shall mean the Amended and Restated Certificate of Incorporation of Lyondell Chemical Company that was filed with the Secretary of State of the State of Delaware on [______], 2002.

          "Approved Lender" shall have the meaning set forth in Section 4.1(d).

          A Person shall be deemed to "beneficially own," or to have "beneficial ownership" of, any securities of the Company (which securities shall also be deemed "beneficially owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule l3d-3 under the Exchange Act.

          "Board of Directors" shall mean the Board of Directors of the Company and any duly authorized committee thereof.

          "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.


          "Calendar Quarter" shall mean any of the following periods or any portion thereof: (i) January 1 through March 31; (ii) April 1 through June 31;
(iii) July 1 through September 30; or (iv) October 1 through December 31.

          "Change of Control" shall mean, as to any Party, the occurrence of any of the following events: (a) there shall be consummated any consolidation, merger or share exchange of such Party; (b) substantially all of such Party's properties or assets are sold or otherwise disposed of to any Person or group of Persons in any one transaction or a series of related transactions; or (c) any Transfer of the Voting Securities of such Party.

          "Common Stock" shall mean the Original Common Stock and the Series B Common Stock.

                              Appendix A - Page 1

          "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the board of directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

          "Company" shall mean Lyondell Chemical Company, a Delaware corporation, or any Surviving Entity.

          "Company SEC Reports" shall mean the forms, reports and documents required to be filed by the Company with the SEC since December 31, 2001.

          "Contingent Shares" shall mean the shares of Original Common Stock or Series B Common Stock that are issued to satisfy the Company's obligation to pay a Contingent Payment Amount (as defined in the Securities Purchase Agreement).

          "Contingent Shares (Original)" shall mean the Contingent Shares that are shares of Original Common Stock.

          "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, or was elected or appointed by the affirmative vote of a majority of such Continuing Directors.

          "Conversion Shares" shall mean any share of Original Common Stock issued upon conversion of a share of Series B Common Stock in accordance with the terms of the Series B Common Stock.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Initial Shares" shall mean the shares of Series B Common Stock issued pursuant to Section 1.1 of the Securities Purchase Agreement.

          "Net Payment Shares" shall mean the shares of Original Common Stock or Series B Common Stock that are issued by the Company upon exercise of a Warrant in accordance with Section 2(b) of the Warrant.

          "Net Payment Shares (Original)" shall mean the Net Payment Shares that are shares of Original Common Stock.

          "Notice" has the meaning set forth in Section 7.4.

          "Occidental" shall mean Occidental Petroleum Corporation, a Delaware corporation.

                              Appendix A - Page 2

          "OCHC" shall mean Occidental Chemical Holding Corporation, a California corporation.

          "Original Common Stock" shall mean all common stock, par value $1.00 per share, of the Company that is not Series B Common Stock.

          "Partner Sub Purchase Agreement" shall mean that certain Occidental Partner Sub Purchase Agreement dated July 8, 2002 among the Company, OCHC, Occidental Chemical Corporation and Oxy CH Corporation.

          "Party" shall mean the Company and the Stockholders.

          "Person" shall mean any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

          "PIK Shares" shall mean any shares of Series B Common Stock issued at the option of the Company, in lieu of a cash dividend otherwise required to be paid, under the terms of the Series B Common Stock.

          "Pledge" has the meaning set forth in Section 4.1(d).

          "QIB" shall mean a "Qualified Institutional Buyer" as defined in Rule 144A of the Securities Act.

          "Registered Public Offering" has the meaning set forth in Section 4.1(b)(i).

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof among the Company and OCHC.

          "Related Securities Agreements" shall mean the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant.

          "Restructuring Transaction" shall mean any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any Subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Securities Purchase Agreement" has the meaning set forth in the Recitals to this Agreement.

          "Series B Common Stock" shall mean the shares of Series B Common Stock, par value $1.00 per share, of the Company.

                               Appendix A - Page 3

          "Stockholder" shall mean (i) Occidental and OCHC, (ii) all Persons to whom Subject Securities are Transferred that are required by the terms of this Agreement to execute an adoption agreement and (iii) all Persons to whom Subject Securities are Pledged that are required by the terms of this Agreement to become a party to this Agreement, and, in each case, their respective successors, permitted assigns, heirs, executors, trustees and administrators.

          "Subject Shares" shall mean the Initial Shares, Net Payment Shares, Warrant Shares, PIK Shares, Contingent Shares and Conversion Shares, each until sold pursuant to an effective registration statement or under Rule 144 of the Securities Act.

          "Subject Securities" shall mean the Subject Shares and the Warrants.

          "Subsidiary" shall mean, with respect to any Party, any Person of which such Party, either directly or indirectly, owns 50% or more of the equity or voting interests.

          "Surviving Entity" shall mean an ultimate parent corporation or other entity with a class of equity securities registered under Section 12 of the Exchange Act and resulting from any Restructuring Transaction of the Company where (x) the stockholders of the Company immediately prior to such Restructuring Transaction beneficially own, immediately after such Restructuring Transaction, directly or indirectly, shares or other ownership interests representing in the aggregate more than 50% of (a) the then outstanding common stock or other equity interests of the such Surviving Entity and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity or (y) the Continuing Directors at the time of the initial approval of such Restructuring Transaction by the board of directors would immediately after such Restructuring Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity.

          "Termination Date" has the meaning set forth in Section 1.1.

          "Transfer" shall mean, with respect to any Subject Security, to directly or indirectly (whether or not through an underwriter), offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Subject Security, or enter into any agreement, arrangement or understanding with respect to the foregoing. Notwithstanding the foregoing, as used herein, a "Transfer" shall not include any Transfer that occurs by virtue of a Change of Control of Occidental.

          "Voting Securities" shall mean all securities of a corporation or other entity having the right to vote in an election of the board of directors, or similar managing group, of such corporation or other entity, whether at all times or only so long as no senior class of securities of such corporation or other entity has such voting power by reason of any contingency.

          "Warrant" shall mean the Warrants to purchase Original Common Stock of the Company issued pursuant to the Securities Purchase Agreement.

          "Warrant Shares" shall mean the shares of Original Common Stock of the Company issued upon exercise of the Warrant.

                              Appendix A - Page 4

               "Wholly Owned Affiliate," with respect to any Party, shall mean any Affiliate of such Party that is wholly owned, directly or indirectly, by such Party's ultimate parent entity.

                               Appendix A - Page 5

                                    EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE

TO:       Lyondell Chemical Company
          1221 McKinney Street, Suite 700
          Houston, Texas 77010
          Attention: Gerald A. O'Brien
          Telecopy Number:  713-652-4538

FROM:     ____________________ (the "Stockholder")

DATE:     _______________, 20___

RE: Transfer of Subject Securities pursuant to the Stockholders Agreement dated as of _________, 2002 among Lyondell Chemical Company, a Delaware corporation (the "Company"), and the Stockholders as defined therein (the "Stockholder Agreement").

          This compliance certificate (this "Certificate") is delivered to the Company pursuant to Section 4.2(a) of the Stockholder Agreement. Capitalized terms used herein but not defined herein have the meanings set forth in the Stockholder Agreement.

          The undersigned Stockholder hereby represents and warrants that its Transfer of Subject Securities was in compliance with Section 4.1(b) of the Stockholder Agreement. Such Transfer consisted of:

     1.   Type and Number of Subject Securities:

          Warrant Shares: __________________________

          Conversion Shares: _______________________

          Net Payment Shares (Original): ___________

          Contingent Shares (Original): ____________

     2.   Nature of Transfer: (check one)

     !    pursuant to a Registered Public Offering;

     ! pursuant to Rule 144 of the Securities Act and the number of shares Transferred does not exceed the volume limitations set forth in Rule 144(e) of the Securities Act (regardless of whether such volume limitations are applicable to the transferor stockholder); or

     ! a sale of not more than 15 million shares in a single transaction or series of transactions.

     3.   Transferee:

          ___________________________________________
          (name)

          ___________________________________________

          ___________________________________________

          ___________________________________________
          (address and contact information)

     4.   Date of Transfer:

          ______________, 20___

     5.   Status of Transferee:

          The Transferee ! is ! is not a QIB.

          Total number of shares of Common Stock beneficially owned, directly or indirectly, by such Transferee after giving effect to this Transfer (required only if the Transferee is not a QIB):

          ___________________________________________
          (Number includes Subject Shares and shares acquired in the open market.)

          Accompanying this Certificate is the opinion of counsel required by
Section 4.4 of the Stockholder Agreement. Also attached hereto, if required by
Section 4.2 of the Stockholder Agreement, is a fully executed Adoption
Agreement.

          The undersigned Stockholder hereby requests that the Company transfer the type and number of shares specified in paragraph 1 above upon its books.

[STOCKHOLDER]



By:_______________________
Name:
Title:

NOTE: The above signature must correspond exactly with the name in the signature page of the Stockholder Agreement or in the Adoption Agreement attached hereto.

                                    EXHIBIT B

                           FORM OF ADOPTION AGREEMENT

          This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Stockholders Agreement dated as of ___________, 2002 among Lyondell Chemical Company, a Delaware corporation (the "Company"), and the Stockholders as defined therein (the "Stockholder Agreement"), by the transferee ("Transferee") and the ultimate parent entity of the Transferee ("Parent") executing this Adoption. A copy of the Stockholder Agreement is attached hereto and is incorporated herein by reference. Capitalized terms used herein but not defined herein have the meanings set forth in the Stockholder Agreement.

          By the execution of this Adoption Agreement, Transferee and Parent agree as follows:

     1.1 Transfer. Transferee is acquiring _______________ Subject Shares from _________________[TRANSFEROR] on _______________, 20___ (the "Acquired Shares").

     1.2 Acknowledgment. Transferee and Parent acknowledge that (i) Transferee is acquiring the Acquired Shares subject to the terms and conditions of the Stockholder Agreement and (ii) Transferee and Parent beneficially own in the aggregate, directly or indirectly, after giving effect to the acquisition of the Acquired Shares, more than 5 million shares of Common Stock.

     1.3 Agreement. Transferee and Parent (i) agree that the Acquired Shares acquired by Transferee, and any other securities of the Company, including Subject Shares and shares of Original Common Stock purchased on the open market that may be acquired by Transferee or Parent or their Subsidiaries in the future, shall be bound by and subject to the terms of the Stockholder Agreement in accordance with the terms thereof and (ii) hereby adopt the Stockholder Agreement with the same force and effect as if they were originally parties thereto and, effective as of the date hereof, are each a Stockholder as defined therein.

     1.4 Representation. Transferee and Parent have the total number of shares of Common Stock set forth next to their signature hereto.

     1.5  Notice. The address of Transferee and Parent for purposes of Section
7.4 of the Stockholder Agreement is as follows:

                                If to Transferee:

                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       Attention: ______________
                                       Telecopy Number: ________
                                       with a copy to:

                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       Attention: ______________
                                       Telecopy Number: ________


                                If to Parent:

                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       Attention: ______________
                                       Telecopy Number: ________


                                       with a copy to:

                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       Attention: ______________
                                       Telecopy Number: ________

                 IN WITNESS WHEREOF, this Adoption Agreement has been executed on behalf of the undersigned by its officer thereunto duly authorized, effective as of ___________, 20__.

                                                                         Shares Beneficially Owned
                                                                           at Time of Execution
                                                             -------------------------------------------------
Stockholder (Transferee)                                                       Common Stock
-----------------------                                                        ------------
                                                                    (includes Subject Shares and shares
                                                                       purchased on the open market)
[Name]


By:_________________________________________                 _________________________________________________
Name:
Title:


[Parent]


By _________________________________________                 _________________________________________________
Name:
Title:

Note: The number of shares listed as beneficially owned by Parent does not include the shares beneficially owned by Transferee.

ACCEPTED AND AGREED to on behalf of the
Company and all Stockholders pursuant to
Section 7.16 of the Stockholder Agreement.

LYONDELL CHEMICAL COMPANY
(For itself and as Attorney-in-Fact for the Stockholders)


By: ____________________________________________
Name:
Title:

Date: _____________________ , 20___

                                   EXHIBIT C

              FORM OF ADOPTION AGREEMENT - WHOLLY OWNED AFFILIATES

                  This Adoption Agreement ("Adoption Agreement") is executed pursuant to the terms of the Stockholders Agreement dated as of ___________, 2002 among Lyondell Chemical Company, a Delaware corporation (the "Company"), and the Stockholders as defined therein (the "Stockholder Agreement"), by the transferee ("Transferee") executing this Adoption Agreement. A copy of the Stockholder Agreement is attached hereto and is incorporated herein by reference. Capitalized terms used herein but not defined herein have the meanings set forth in the Stockholder Agreement.

                  By the execution of this Adoption Agreement, the Transferee agrees as follows:

         1.1 Type and Number of Shares. Transferee is acquiring certain Subject Securities of the Company as set forth below:

                  Subject Shares:

                           Original Common Stock:  _____________________________


                           Series B Common Stock: ______________________________


                  Warrants: ____________________________________________


                  Transferor: __________________________________________


                  Date of Transfer: ____________________________________

(the "Acquired Securities").

         1.2 Acknowledgment. Transferee acknowledges that Transferee is acquiring the Acquired Securities subject to the terms and conditions of the Stockholder Agreement.

         1.3 Agreement. Transferee (i) agrees that the Subject Securities of the Company, acquired by Transferee, and certain other securities of the Company (including Subject Securities and shares of Original Common Stock purchased on the open market) that may be acquired by the Transferee in the future, shall be bound by and subject to the terms of the Stockholder Agreement pursuant to the terms thereof and (ii) hereby adopts the Stockholder Agreement with the same force and effect as if it were originally a party thereto and, effective as of the date hereof, is a Stockholder as defined therein.

         1.4 Representation. Transferee is a Wholly Owned Affiliate of a Stockholder. Transferee beneficially owns in the aggregate, directly and indirectly, the total number of Warrants and shares of Common Stock set forth next to its signature hereto.

     1.5 Notice. The address of Transferee for purposes of Section 7.4 of the Stockholder Agreement is as follows:


                             ______________________________________
                             ______________________________________
                             ______________________________________
                             ______________________________________
                             Attention: ___________________________
                             Telecopy Number: _____________________


                             with a copy to:

                             ______________________________________
                             ______________________________________
                             ______________________________________
                             ______________________________________
                             Attention: ___________________________
                             Telecopy Number: _____________________

                  IN WITNESS WHEREOF, this Adoption Agreement has been executed on behalf of the undersigned by its officer thereunto duly authorized, effective as of ___________, 20__.

                                                             Shares and Warrants Beneficially Owned
                                                                      at Time of Execution
                                            -------------------------------------------------------------------------
                                                   Original                 Series B Common
Stockholder                                      Common Stock                    Stock                 Warrants
-----------                                 ------------------------     ---------------------    -------------------
                                               (includes Subject
                                               Shares and shares
                                             purchased on the open
                                                    market)



By: ___________________________________           __________                  __________              __________
Name:
Title:

ACCEPTED AND AGREED to on behalf of the
Company and all Stockholders pursuant to
Section 7.16 of the Stockholder Agreement.

LYONDELL CHEMICAL COMPANY
(For itself and as Attorney-in-Fact for the Stockholders)

By: ________________________________________

Name:
Title:

Date: ______________________ , 20___